 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 24, 2015
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On February 24,  2015, Amyris, Inc. (the "Company") entered into a Common Stock Purchase Agreement dated as of February 24, 2015 (the "Purchase Agreement") with Nomis Bay Ltd., an exempted company organized and existing under the laws of Bermuda (“Nomis Bay”), pursuant to which the Company may, subject to certain conditions, require Nomis Bay to purchase up to $50.0 million worth of shares of the Company’s common stock over the 24-month term following the effectiveness of the resale registration statement described below. This type of arrangement is sometimes referred to as a committed equity line financing facility. From time to time over the 24-month term, and in the Company’s sole discretion, the Company may present Nomis Bay with up to 24 draw down notices requiring Nomis Bay to purchase a specified dollar amount of shares of the Company’s common stock, based on the price per share per day over 10 consecutive trading days (a "Draw Down Period"). The per share purchase price for these shares equals the daily volume weighted average price of the Company’s common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 3.0% to 6.25%. The maximum amount of shares that may be sold in any Draw Down Period ranges from shares having aggregate purchase prices of $325,000 to $3,250,000, based on the per share price described in the preceding sentence. Alternatively, in the Company’s sole discretion, but subject to certain limitations, the Company may require Nomis Bay to purchase a percentage of the daily trading volume of the Company’s common stock for each trading day during the Draw Down Period. The Company will not sell under the Purchase Agreement a number of shares of voting common stock which, when aggregated with all other shares of voting common stock then beneficially owned by Nomis Bay and its affiliates, would result in the beneficial ownership by Nomis Bay or any of its affiliates of more than 9.9% of the then issued and outstanding shares of common stock.

The Company has agreed to pay up to $35,000 of Nomis Bay’s legal fees and expenses. The Company also agreed to pay Nomis Bay a commitment fee of $125,000 which was paid at the signing of the Purchase Agreement, and would be required to pay an additional $275,000 to Nomis Bay prior to the first draw down under the facility, should the Company elect to make any draw downs thereunder.

The issuance of the shares of common stock to Nomis Bay pursuant to the terms of the Purchase Agreement, is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the exemption for transactions by an issuer not involving a public offering.

The Company has agreed to indemnify Nomis Bay and its affiliates for losses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against Nomis Bay or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations. Nomis Bay is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. Nomis Bay will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Nomis Bay, pursuant to which the Company granted to Nomis Bay certain registration rights related to the shares issuable in accordance with the Purchase Agreement. Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC") one or more registration statements for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Purchase Agreement (the "Registrable Securities"). Pursuant to the Registration Rights Agreement, the Company agreed to indemnify Nomis Bay and its affiliates against certain liabilities, including liabilities under the Securities Act, and Nomis Bay agreed to indemnify the Company and its affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Nomis Bay for inclusion in the registration statement covering the resale by Nomis Bay of shares sold to it under the Purchase Agreement, subject to certain limitations.

Placement Agent Engagement Letter

Financial West Group, member FINRA SIPC (“FWG”), served as the Company’s placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. The Company has agreed to pay FWG a fee not to exceed $15,000 in the aggregate for FWG’s reasonable attorney’s fees and expenses incurred in connection with the transaction. The Company has agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.

* * *

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Engagement Letter are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 24, 2015, the Company issued a press release regarding the matters discussed above.

The information in this Item 7.01 to Current Report on Form 8-K and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed’ for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Registration Rights Agreement, dated as of February 24, 2015, by and between Amyris, Inc. and Nomis Bay Ltd.

10.1	Common Stock Purchase Agreement, dated as of February 24, 2015, by and between Amyris, Inc. and Nomis Bay Ltd.

10.2	Engagement Letter, dated as of February 24, 2015, by and between Amyris, Inc. and Financial West Group.

99.1	Amyris, Inc. Press Release, dated February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: February 26, 2015	By:	/s/ Nicholas Khadder
Nicholas Khadder
SVP, Corporate Secretary, and General Counsel